Exhibit 99.1

PRESS RELEASE

Contacts:

Lisa Wilson

In-Site Communications, Inc.

T: 212-452-2793

E: lwilson@insitecony.com

Sharon Stern / Nick Lamplough

Joele Frank, Wilkinson Brimmer Katcher

T: 212-355-4449

FOR IMMEDIATE RELEASE

BioScrip Nominates Three New Independent Directors

Announces Agreement with Cloud Gate Capital and DSC Advisors

ELMSFORD, N.Y., February 9, 2015 – BioScrip, Inc. (NASDAQ: BIOS) (the “Company”) today announced that it will nominate David Golding, Michael Goldstein and R. Carter Pate for election to the BioScrip Board of Directors at the Company’s 2015 Annual Meeting of Shareholders (the “Annual Meeting”).

Messrs. Golding, Goldstein and Pate would replace Samuel P. Frieder, David R. Hubers and Gordon H. Woodward, who will not be standing for re-election at the Annual Meeting. Upon election the BioScrip Board will continue to be composed of nine directors, eight of whom are independent.

Richard M. Smith, President and Chief Executive Officer of BioScrip, said, “Our new independent director nominees each bring strong and relevant backgrounds, and will add valuable experience and perspective to the BioScrip Board. I would like to take the opportunity to thank Samuel, David, and Gordon for their service to BioScrip over the years and for their efforts in helping to position the Company as a leader in infusion services.”

In connection with the nomination of Mr. Golding, BioScrip has entered into an agreement with DSC Advisors, L.L.C. (“DSC”) and Cloud Gate Capital LLC (“Cloud Gate”), which collectively own approximately 7.2% of the outstanding shares of BioScrip, under which Mr. Golding is authorized to attend all Board meetings as a non-voting observer to the BioScrip Board, effective immediately, and will serve on the Governance, Compliance and Nominating Committee of the Board upon election at the Annual Meeting.

Andrew Bluhm of DSC said, “We are pleased to have worked constructively with the Company to reach a mutually agreeable outcome. We believe Mr. Golding’s deep operational experience in this industry will further position BioScrip to use its strong infusion services platform to achieve its growth potential while improving margins. We look forward to the appointment of a new CFO. We also believe that the significant financial, healthcare, and prior board experience of Mr. Goldstein and Mr. Pate will serve the Company well.”

Under the agreement, DSC and Cloud Gate have withdrawn their nomination notice and agreed to vote their shares in favor of each of the BioScrip Board’s nominees at the Annual Meeting. The full agreement will be filed in a Form 8-K with the Securities and Exchange Commission later today.

Caldwell Partners assisted BioScrip’s Board in the director nominee search process. Polsinelli PC is serving as legal advisor to the Company.

About David Golding

David Golding has more than 30 years of healthcare industry experience within the home infusion and specialty pharmacy, hospital and retail sectors. He is the former Executive Vice President of Specialty Pharmacy at CVS/Caremark, where he was directly responsible for an $8 billion P&L, business strategy and pharmacy operations for a network of 75 pharmacies, sales and clinical development, while also participating as a key stakeholder in manufacturer relations and managed care contracting initiatives. He began his 25 year career at Caremark in its home infusion business and was promoted to numerous positions while becoming an expert in the pharmacy benefit management (PBM) business through ongoing joint initiatives across the CVS/Caremark organization. Since retiring from CVS/Caremark in 2011, he has consulted with national managed care organizations, specialty pharmacy providers, PBMs and other healthcare companies.

Most recently, Mr. Golding was on the Board of Directors for Salveo Specialty Pharmacy, a private-equity backed specialty pharmacy company, until it was sold to Catamaran in January of 2015. He is a registered pharmacist.

About Michael Goldstein

Michael Goldstein has decades of boardroom experience for both public companies and other organizations. He is a member of the Board and Chair of the Audit Committee at Teladoc, a leading virtual doctor organization, Pacific Sunwear, MedExpress, Sleepy’s and Ri Happy. He also serves as a Board Member of Israel Discount Bank of New York and is an Advisory Board Member at Jefferies, Inc. He also acts as Chairman of the Northside Center for Child Development, is on the Board of Rosie’s Theatre Kids and was previously Chairman of the 92nd Street Y. Mr. Goldstein was also previously Lead Director, Chairman of the Nominating and Governance Committee, and a member of the Audit and Mergers & Acquisitions committees at Medco Health Solutions, where he served until the sale of Medco to Express Scripts in 2012. He has also served as Chairman and Chief Executive Officer of Toys “R” Us Inc. and as Senior Executive Vice President – Operations and Finance of Lerner Stores Corporation. He was formerly a Partner at EY.

Mr. Goldstein was appointed by President George W. Bush to serve on the Advisory Committee for Trade Policy and Negotiations from 2003-2004 and has been honored by the A.L.S. Foundation, The Federation of Jewish Philanthropies, the NAACP, the Genetic Disease Foundation, among his numerous recognitions.

About R. Carter Pate

R. Carter Pate has more than 38 years of consulting and executive leadership experience. He is currently a strategic advisor to the Board of Directors of MV Transportation, Inc., and previously served as chief executive officer of MV until September 2014. Prior to that, Mr. Pate was the US and Global Managing Partner for the Healthcare and Government practices at PricewaterhouseCoopers, LLP. He was also a Founding Partner of Pate, Winters & Stone, Inc. a management and consulting services firm and formerly served as Interim President, CEO, and a member of the board of directors of Sun TV and Appliance, Inc. and CEO and Director of Sun Coast Industries, Inc. (NYSE). Mr. Pate is currently on the Board of the Dallas Regional Chamber and a member of the National Association of Corporate Directors. He has previously served on other boards of directors, including as Lead Director of Carmel Worldwide, MV Transportation, Inc., Board of Baylor Healthcare in Plano, TX, George Mason University Board of Visitors and Hunt Liquidating Trust.

He has received numerous certifications including Certified Public Accountant (CPA), Texas, Forensic Certified Public Accountant (FCPA) and Certified Government Financial Manager (CGFM-Yellow Book).

About BioScrip, Inc.

BioScrip, Inc. is a leading national provider of infusion and home care management solutions. BioScrip partners with physicians, hospital systems, facilities-based providers, healthcare payors, and pharmaceutical manufacturers to provide patients access to post-acute care services. BioScrip operates with a commitment to bring customer-focused pharmacy and related healthcare infusion therapy services into the home or alternate-site setting. By collaborating with the full spectrum of healthcare professionals and the patient, BioScrip provides cost-effective care that is driven by clinical excellence, customer service, and values that promote positive outcomes and an enhanced quality of life for those it serves. BioScrip provides its infusion and home care services from over 70 locations across 29 states.

Forward-Looking Statements – Safe Harbor This press release includes statements that may constitute "forward-looking statements," including projections of certain measures of the Company's results of operations, projections of certain charges and expenses, and other statements regarding the Company's goals, regulatory approvals and strategy. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. In some cases, forward-looking statements can be identified by words such as "may," "should," "could," "anticipate," "estimate," "expect," "project," “outlook,” “aim,” "intend," "plan," "believe," "predict," "potential," "continue" or comparable terms. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors. Important factors that could cause or contribute to such differences include but are not limited to risks associated with: the Company's ability to integrate any acquisitions; the Company's ability to grow its Infusion Services segment organically or through acquisitions and obtain financing in connection therewith; its ability to reduce operating costs while sustaining growth; reductions in federal, state and commercial reimbursement for the Company's products and services; increased government regulation related to the health care and insurance industries; as well as the risks described in the Company's periodic filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K for the year ended December 31, 2013. The Company does not undertake any duty to update these forward-looking statements after the date hereof, even though the Company's situation may change in the future. All of the forward-looking statements herein are qualified by these cautionary statements.